UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2023 (the “Closing Date”), Blue Apron Holdings, Inc. (the “Company”) entered into definitive agreements with FreshRealm, Inc. (“FreshRealm”), pursuant to which, among other things, the Company sold its production and fulfillment operational infrastructure to FreshRealm, and concurrently executed a ten (10) year production and fulfillment agreement under which FreshRealm will be the exclusive supplier of the Company’s meal kits (such transactions, together with the related transactions contemplated thereby, the “Transaction”).

Asset Purchase Agreement

On the Closing Date, the Company, Blue Apron, LLC, the Company’s wholly owned subsidiary (“Blue Apron”), and FreshRealm entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which FreshRealm purchased certain assets of the Company relating to the Company’s production and fulfillment operations (the “P&F Business”) conducted by the Company at its fulfillment facilities located in Linden, New Jersey and Richmond, California (together, the “Facilities”).

Pursuant to the Asset Purchase Agreement, at the closing of the Transaction (the “Closing”), (i) Blue Apron transferred to FreshRealm various assets used in the P&F Business including, among others, certain of Blue Apron’s inventory and consumable supplies and the rights under warranties and indemnities related thereto, identified transferred contracts (the “Transferred Contracts”), furnishings and equipment at the Facilities, permits, books and records relating to the P&F Business, and intellectual property, including certain know-how, business IT systems and related goodwill arising out of such assets or the P&F Business (such assets, the “Purchased Assets”), other than the assets set forth in clause (ii); (ii) Blue Apron retained various assets including certain of Blue Apron’s prepaid expenses, intellectual property, excluded contracts, the assets relating to the Company’s wine business and e-commerce marketplace business, and other assets unrelated to the P&F Business, including assets relating to the Company’s culinary, marketing and digital product, and customer service operations (such assets, the “Excluded Assets”); (iii) FreshRealm assumed certain liabilities, including liabilities relating to the ownership or use of the Purchased Assets after the Closing, the employment of the Relevant Team Employees (as defined in the Asset Purchase Agreement) after the Closing Date, and obligations under the Transferred Contracts; and (iv) Blue Apron retained certain liabilities, including trade payables in connection with the P&F Business prior to the Closing Date, liabilities relating to operation of the P&F Business prior to the Closing Date, and liabilities relating to the Excluded Assets.

As consideration for the Transaction, at the Closing, FreshRealm paid to Blue Apron an amount in cash equal to $28,500,000, less $3,500,000, which was paid to Blue Apron in the form of the Seller Note (as described below), less an amount equal to all vacation time, sick time and other paid time off accrued by Relevant Team Employees in connection with the Transaction (the “Closing Payment”). The Closing Payment is subject to adjustment post- Closing based on the inventory that Blue Apron delivered to FreshRealm at the Closing, which adjustment is based on a specified target level of inventory (the “Target Inventory”), and will result in a post Closing payment to or from Blue Apron to the extent that the delivered inventory at the Closing was greater than or less than the Target Inventory by $1,500,000. Under the Asset Purchase Agreement, FreshRealm is obligated to pay to Blue Apron an aggregate of up to $4,000,000 of additional cash consideration, including $3,000,000 if, as of September 30, 2023, Blue Apron has achieved certain financial and cost-savings milestones and is in compliance in all material respects with its obligations under the Transition Services Agreement (as defined below), and $1,000,000 if Blue Apron has achieved the aforementioned financial and cost-savings milestones and also remains in compliance with its obligations under the Transition Services Agreement as of December 31, 2023.

Each of Blue Apron and FreshRealm have agreed to customary representations, warranties and covenants in the Asset Purchase Agreement. The Asset Purchase Agreement also includes indemnification obligations in favor of each party by the other, including for breaches of representations, warranties, covenants and, in the case of Blue Apron, assumed assets and assumed liabilities, and, in the case of FreshRealm, excluded assets and excluded liabilities.

Pursuant to the Asset Purchase Agreement, beginning on the Closing Date and continuing until the termination of the Production and Fulfillment Agreement (as defined below), Blue Apron agreed to certain non-solicitation obligations. In addition, FreshRealm has agreed to offer to hire and employ, effective as of the date immediately following the Closing Date (or such other mutually agreed date), former employees of Blue Apron in the P&F Business on the terms set forth in the Asset Purchase Agreement.

Production and Fulfillment Agreement

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a production and fulfillment agreement (the “Production and Fulfillment Agreement”), pursuant to which Blue Apron granted FreshRealm an exclusive right to produce and fulfill all Exclusive Products (as defined in the Production and Fulfillment Agreement) at any FreshRealm facility for sale to Blue Apron (the “Exclusive Right”), including certain individual meal recipe/SKUs that comprise prepped and unprepped ingredients, fresh and/or frozen meals and/or current or future food products that are similar to the Products (as defined in the Production and Fulfillment Agreement). The Exclusive Right does not apply to Blue Apron’s non-food products, individual food or beverage ingredients, pantry items sold on the Market or Wine portion of its website or mobile applications as of the Closing Date. The Exclusive Right does not extend to non-Blue Apron products produced by any future acquirer of Blue Apron. In the event that Blue Apron acquires a third party, the exclusivity does not apply to any meal-kit or food products of such third party for a twenty-four (24) month period, during which time FreshRealm and Blue Apron will negotiate mutually agreeable terms for the production and fulfillment of such acquired products. Blue Apron and FreshRealm intend to expand the portfolio of recipe and meal kit products, which would be subject to the Exclusive Right. In the event that Blue Apron desires to develop a new category of food products that is not excluded from the Exclusive Right, FreshRealm has the first right to develop such new category of products, and if FreshRealm does not accept such right to develop, the exclusivity would not apply and the Company would be able to develop such category.

The Production and Fulfillment Agreement includes a forecasting process, which requires Blue Apron to provide to FreshRealm various forecasts or to purchase at least a specified percentage of the forecast made at various times. The Production and Fulfillment Agreement also includes certain specified minimum purchase commitments for recipe unit products, with Blue Apron responsible for certain shortfall payments in the event Blue Apron fails to purchase the minimum in any calendar quarter.

The Production and Fulfillment Agreement also provides for up to $17,500,000 of volume-based rebates during the term of the Production and Fulfillment Agreement. Blue Apron can earn these rebates based on the volume of purchases of certain products under the Production and Fulfillment Agreement above specified thresholds, as well as the achievement of certain financial targets by Blue Apron. To earn these rebates, Blue Apron must pay for the relevant products.

The initial term of the Production and Fulfillment Agreement is ten (10) years and will automatically renew for additional two (2) year periods unless terminated by either party in accordance with such party’s termination rights. Following any early termination or expiration of the Production and Fulfillment Agreement, the Production and Fulfillment Agreement will continue to be in full force and effect for a period of eighteen (18) months after such termination or expiration, with the exception of the Exclusive Right, during which, among other things, Blue Apron and FreshRealm will work in good faith on a transition plan and Blue Apron will plan reductions of use of FreshRealm for manufacturing products.

The Production and Fulfillment Agreement includes customary representations, warranties, covenants and indemnities for each party in relation to the activities contemplated under the Production and Fulfillment Agreement. Blue Apron and FreshRealm are required to cooperate on production and operational matters relating to the fulfillment of the Blue Apron products as further described in the Production and Fulfillment Agreement.

Subleases

Richmond, California Sublease

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a sublease agreement and assignment and assumption agreement (the “CA Sublease”), pursuant to which Blue Apron subleased to FreshRealm certain premises located in the building located as 3151 Regatta Boulevard, Richmond, California as set forth in the CA Sublease.

The term of the CA Sublease commenced on the Closing Date.  The CA Sublease will expire on the earlier to occur of (i) the Triggering Date (as defined in the CA Sublease), or (ii) December 31, 2024.  The CA Sublease contemplates an assignment of Blue Apron’s interest in the underlying prime lease to FreshRealm.

Linden, New Jersey Sublease

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a sublease agreement (the “NJ Sublease” and together with the CA Sublease, the “Subleases”), pursuant to which Blue Apron subleased to FreshRealm the entirety of its leased premises located at 901 W. Linden Avenue, Linden, New Jersey 07036.

The term of the NJ Sublease commenced on the Closing Date.  The NJ Sublease will expire on December 31, 2024, unless the Triggering Date (as defined in the NJ Sublease) occurs, in which event the term shall be extended until August 31, 2026.   The NJ Sublease contemplates potential extensions of the NJ Sublease term and/or an assignment of Blue Apron’s interest in the underlying Prime Lease (as defined in the NJ Sublease) to FreshRealm.

Warrant

In connection with the execution of the Asset Purchase Agreement, and in consideration for the Transaction, the Company simultaneously issued to FreshRealm a warrant (the “Warrant”) to purchase 1,268,574 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $0.01 per share, which represent 19.9% of the Company’s outstanding Class A Common Stock as of the Closing Date. The number of shares of Class A Common Stock underlying the Warrant was determined based on the outstanding Class A Common Stock following the 1-for-12 reverse stock split implemented on June 7, 2023. Immediately following the 1-for-12 reverse stock split on June 7, 2023, there were 6,374,744 shares of Class A Common Stock outstanding.

Prior to the seventh (7th) anniversary of the Closing Date of the Transaction, the Warrant is exercisable at any time on or after the earlier to occur of (i) the expiration of the Standstill/Lock-up Period (as defined below) and (ii) the delisting of the Class A Common Stock from the New York Stock Exchange; provided that if the Class A Common Stock is concurrently listed on another Trading Market (as defined in the Warrant) within ninety (90) days after such delisting, the Warrant will not become exercisable pursuant to clause (ii) Subject to the terms of the Warrant, the number of shares issuable upon exercise of the Warrant and the exercise price will be subject to adjustment in certain events, including (i) dividends or distributions of shares of Class A Common Stock, (ii) splits, subdivisions, combinations and certain reclassifications of shares of Class A Common Stock, or (iii) distributions of assets other than Class A Common Stock.

Pursuant to the terms of the Warrant, the Company will not effect the exercise of the Warrant, and the holder will not be entitled to exercise any portion of the Warrant, that, upon giving effect to such exercise, the aggregate number of shares of Class A Common Stock beneficially owned by the holder (together with its affiliates) would exceed 19.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, which percentage may be changed at the holders election to a lower percentage upon sixty-one (61) days’ notice to the Company, subject to the terms of the Warrant.

In addition, pursuant to the terms of the Warrant, the holder will not, and will not cause any direct or indirect affiliate to, for a period beginning on the issuance date of the Warrant and ending eighteen (18) months after the issuance date of the Warrant (the “Standstill/Lock-up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the shares of Class A Common Stock issuable upon exercise of the Warrant ( the “Warrant Shares”), (ii) enter into any hedging, swap or other agreement or transaction that would transfer, in whole or in part, any of the economic consequences of the Warrant or Warrant Shares, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of the Warrant or Warrant Shares, in cash or otherwise, (iii) make any demand for or exercise any right under the Registration Rights Agreement (as defined below) or otherwise with respect to the registration of the Warrant or Warrant Shares, or (iv) publicly disclose the intention to do any of the foregoing, except as permitted by certain exceptions set forth in the Warrant.

Registration Rights Agreement

In connection with the execution of the Asset Purchase Agreement, the Company and FreshRealm entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Warrant Shares, pursuant to which the Company agreed, among other things, to file a registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”), (i) following expiration of the Standstill/Lock-up Period, within thirty (30) days of the date requested by FreshRealm and (ii) on such other date as mutually agreed by the Company and FreshRealm, covering the resale of the Warrant Shares issued to FreshRealm under the Warrant.  Further, at any time following the expiration of the Standstill/Lock-up Period that the Shelf Registration Statement is not effective, subject to the terms and conditions of the Registration Rights Agreement, the Company is required upon a demand by FreshRealm to file and cause to be declared effective a shelf registration statement registering the resale of the Warrant Shares, provided that FreshRealm is entitled to no more than two (2) such demands in any twelve (12) month period. FreshRealm will otherwise be entitled to an aggregate of three (3) demands for underwritten offerings and other take-downs. In addition, the Registration Rights Agreement provides certain piggyback registration rights to FreshRealm following expiration of the Standstill/Lock-up Period.

The preceding summaries of the Asset Purchase Agreement, Production and Fulfillment Agreement, Technology License Agreement, Retail License Agreement, Transition Services Agreement, Subleases, Warrant and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement. The Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 4.1 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, form of Warrant and Registration Rights Agreement have been attached as exhibits to this Current Report on Form 8-K to provide investors and securityholders with information regarding their respective terms. They are not intended to provide any other factual information about the Company or FreshRealm or to modify or supplement factual disclosures about the Company in its public reports filed with the SEC. The Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement include customary indemnification provisions, representations, warranties and covenants of the Company and FreshRealm made solely for the purposes of the Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement. Investors should not rely on the representations, warranties and covenants in the Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, FreshRealm or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Asset Purchase Agreement, Production and Fulfillment Agreement, Subleases, Warrant and Registration Rights Agreement, rather than establishing matters of fact.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. At this time, the Company is currently unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with each major type of cost associated with the Transaction, or in total, or of any charges that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four (4) business days after it makes such a determination.

Item 2.06	Material Impairments

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. At this time, the Company is unable in good faith to estimate the full amount or range of estimates of charges and impairments associated with the Transaction, or of any charge and impairment that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four (4) business days after it makes such a determination.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of the Current Report on Form 8-K with regard to the Warrant and the Warrant Shares is incorporated herein by reference.

The issuance of the Warrant to FreshRealm was, and, upon exercise of the Warrant by FreshRealm, the issuance of the Warrant Shares will be, made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving a public offering. FreshRealm represented to the Company at issuance that it was an “accredited investor” and that it was acquiring the Warrants and the Warrant Shares issuable upon exercise of the Warrant for investment only and not with a view to or for sale in connection with any distribution thereof.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Warrant and the Warrant Shares issuable upon exercise of the Warrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Supply Chain Officer

Pursuant to the Asset Purchase Agreement, the employment of Chris Halkyard as the Company’s Chief Supply Chain Officer was terminated effective as of the Closing and FreshRealm agreed to offer to hire and employ Mr. Halkyard effective as of the date immediately following the Closing.

Departure of Chief Technology Officer

On the Closing Date, the Company and Irina Krechmer mutually agreed that Ms. Krechmer would resign as the Company’s Chief Technology Officer by September 30, 2023.

The Company expects to enter into a separation agreement with Ms. Krechmer, subject to execution by Ms. Krechmer of a release in favor of the Company, providing for (i) continuation of Ms. Krechmer’s monthly base rate of pay for a period of six (6) months following the termination date, (ii) contributions to the cost of COBRA coverage for Ms. Krechmer and any applicable dependents for up to six (6) months following the termination date if Ms. Krechmer elects COBRA coverage, (iii) reasonable outplacement services, (iv) a lump sum payment of the pro rata portion of Ms. Krechmer’s annual target bonus for the year ended December 31, 2023 prorated as of the date of termination, and (v) acceleration of vesting of all unvested restricted stock units (but not performance stock units) held by Ms. Krechmer.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2023 annual meeting of stockholders (the “Annual Meeting”) on June 7, 2023, where the proposals listed below were submitted to a vote of the Company’s stockholders. The proposals are described further in the Company’s definitive proxy statement for the Annual Meeting, as filed with the SEC on April 27, 2023. At the Annual Meeting:

1. The stockholders voted to elect four (4) director nominees, Beverly K. Carmichael, Jennifer Carr-Smith, Brenda Freeman and Elizabeth Huebner, to hold office until the Company’s 2024 annual meeting of stockholders.

2. The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. The stockholders held a non-binding, advisory vote to approve named executive officer compensation (the “Say-on-Pay Proposal”).

4. The stockholders held a non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation (the “Say-on-Frequency Proposal”).

5. The stockholders voted to approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact split ratio and the implementation and timing of the reverse stock split to be set within that rate at the discretion of the Company’s board of directors prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, without further approval or authorization of the Company’s stockholders and with the Company’s board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by the Company’s stockholders, in its sole discretion (the “Reverse Split Proposal”).

Holders of the Company’s Class A Common Stock are entitled to one (1) vote per share and holders of the Company’s Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), are entitled to ten (10) votes per share. Holders of Class A Common Stock and Class B Common Stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting; however, there were no shares of Class B Common Stock outstanding at the close of business on April 17, 2023, the record date for the Annual Meeting.

The Company’s inspector of elections certified the following vote tabulations:

Proposal One: Election of Class II Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Beverly K. Carmichael	26,008,811.474413	5,568,154.858468	1,231,723.000000	14,792,020.000000
Jennifer Carr-Smith	25,986,280.125493	5,571,608.207388	1,250,801.000000	14,792,020.000000
Brenda Freeman	25,231,525.301688	6,398,710.031193	1,178,454.000000	14,792,020.000000
Elizabeth Huebner	25,965,401.474413	5,606,824.858468	1,236,463.000000	14,792,020.000000

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
38,832,586.168730	7,636,163.820145	1,131,959.344006	-

Proposal Three: The Say-on-Pay Proposal.

For	Against	Abstain	Broker Non-Votes
25,497,831.125493	6,311,989.207388	998,869.000000	14,792,020.000000

Proposal Four: The Say-on-Frequency Proposal.

One Year	Two Year	Three Years	Abstain	Broker Non-Votes
29,571,060.906290	476,966.344006	1,379,930.823574	1,380,731.259011	14,792,020.000000

In light of the foregoing, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every one (1) year until the next required advisory vote on the frequency of holding the advisory vote on named executive officer compensation.

Proposal Five: The Reverse Stock Split Proposal.

For	Against	Abstain	Broker Non-Votes
36,092,226.801157	11,134,711.573955	373,770.957769	-

Item 8.01	Other Events

Additional Agreements

Seller Note

As part of the consideration for the Transaction, at the Closing, and as a security for certain of Blue Apron’s indemnification obligations under the Asset Purchase Agreement, FreshRealm and Blue Apron entered into a promissory note in the amount of $3,500,000 (the “Seller Note”). Under the Seller Note, FreshRealm is entitled to set-off any indemnifiable losses pursuant to indemnification claims under the Asset Purchase Agreement against its payment obligations under the Seller Note, which will mature and become payable to Blue Apron on June 9, 2024. The Seller Note has an interest rate of 1.5% per annum, accruing as of the Closing Date.

Technology License Agreement

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a technology license agreement (the “Technology License Agreement”), pursuant to which Blue Apron licensed certain software and technology to FreshRealm to enable FreshRealm to perform its obligations under the Production and Fulfillment Agreement. The Technology License Agreement provides an exclusive license to the software for Blue Apron’s warehouse management system and a non-exclusive license to source code for certain other Blue Apron software used in connection with Blue Apron’s direct-to-consumer business, solely for the purpose of enabling the warehouse management system. In addition, Blue Apron received a non-exclusive license to intellectual property rights that were sold to FreshRealm in accordance with the Asset Purchase Agreement. The Technology License Agreement has certain limitations on the use of the intellectual property rights licensed to Blue Apron to prevent use of those intellectual property rights to compete with FreshRealm.

Retail License Agreement

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a retail license agreement (the “Retail License Agreement”), pursuant to which Blue Apron granted an exclusive license under certain of the Company’s trademarks and certain other specified intellectual property rights, in connection with the manufacturing, packaging, marketing, promotion, sale, and distribution of ready-to-heat, ready-to-cook and ready-to-eat meals, meal kits, and related food items and food products (the “Retail Products”) in the United States through specified sales channels other than specified direct-to-consumer channels. In addition, Blue Apron granted FreshRealm a non-exclusive license to use the licensed intellectual property in sales presentations, business development collateral, and marketing and advertising materials related to the Retail Products. The Retail License Agreement also granted FreshRealm specified rights to sublicense the licenses for purposes of production and fulfillment of the Retail Products in the United States. Under the Retail License Agreement, FreshRealm pays certain royalties to the Company. The royalties must be spent to promote the Retail Products, although, during the term of the Retail License Agreement, a smaller proportion of the royalties must be so spent and the remainder of the royalties will be credited or paid to the Company.

In addition, the Retail License Agreement grants FreshRealm a right of first refusal to obtain rights with respect to (i) new names, trademarks, or other branding assets for use in connection with Retail Products or (ii) sale of Retail Products in territories outside of the United States.

The initial term of the Retail License Agreement is ten (10) years and will automatically renew for additional two (2) year periods unless terminated by either party in accordance with such party’s termination rights.

Transition Services Agreement

In connection with the execution of the Asset Purchase Agreement, Blue Apron and FreshRealm entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Blue Apron agreed to provide services to FreshRealm to facilitate the transition of the operations of the P&F Business to FreshRealm (such services, the “Services”). The obligations of Blue Apron to provide the Services shall terminate with respect to each Service on the earlier of (i) the applicable Transition Date, which means initially September 30, 2023, subject to extension as mutually agreed to by the parties and provided that specific Services may have specific Transition Dates, and (ii) the transition of the applicable operations or Services to FreshRealm, in each case subject to further extension. FreshRealm has agreed to compensate Blue Apron for the services provided under the Transition Services Agreement. Blue Apron and FreshRealm each have an obligation to indemnify the other party for specified claims arising under the provision of Services or other breaches of the Transition Services Agreement, subject to a cap of the fees paid by FreshRealm to Blue Apron under the Transition Services Agreement.

Press Release

On June 9, 2023, the Company issued a press release announcing the Closing of the Transaction. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)       The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than four (4) business days after the Closing of the Transaction.

(d)       Exhibits

Exhibit No.	Description
2.1+	Asset Purchase Agreement, dated as of June 9, 2023, by and among Blue Apron, LLC, Blue Apron Holdings, Inc. and FreshRealm, Inc.
4.1	Form of Warrant
10.1+	Production and Fulfillment Agreement, dated as of June 9, 2023, by and between Blue Apron, LLC and FreshRealm, Inc.
10.2	Sublease Agreement, dated as of June 9, 2023, by and between Blue Apron, LLC and FreshRealm, Inc.
10.3	Sublease Agreement and Assignment and Assumption Agreement, dated as of June 9, 2023, by and between Blue Apron, LLC and FreshRealm, Inc.
10.4	Registration Rights Agreement, dated as of June 9, 2023, by and between Blue Apron Holdings, Inc. and FreshRealm, Inc.
99.1	Press Release issued by Blue Apron Holdings, Inc., issued on June 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," “will,” "should," “would,” "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report on Form 8-K are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, the sufficiency of the Company’s cash resources and its ability to continue to operate as a going concern; if the Company is unable to realize the anticipated benefits from identified, or to be identified, expense reductions or incur unforeseen additional cash expenses; the Company’s ability to successfully execute its business without its fulfillment and production assets; the ability of the Company to successfully and efficiently transition its fulfillment and production assets to FreshRealm; the ability of FreshRealm to continue to fulfill the Company’s meal-kit products in a manner consistent with the Company’s brand standards, if at all; the Company’s ability to achieve the anticipated benefits of the FreshRealm transaction for the Company’s stockholders; the Company’s ability, including the timing and extent, to successfully support the execution of its strategy; the Company’s ability to cost-effectively attract new customers and retain existing customers (including on the one hand, its ability to execute its marketing strategy with a reduced marketing budget, or on the other hand, its ability to sustain any increase in demand the Company may experience), and its ability to continue to expand its product offerings and distribution channels; the Company’s ability to maintain the value of its brand; harm to the Company’s brand and reputation as the result of real or perceived quality or food safety issues with its products; food safety and food-borne illness incidents and associated lawsuits, product recalls or regulatory enforcement actions; the Company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients to FreshRealm, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the Company’s ability to respond to changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits any material challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both fulfillment centers to be operated by FreshRealm, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the Company’s reliance on FreshRealm to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; and other risks more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023 and in other filings that the Company may make with the SEC in the future. The Company assumes no obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: June 12, 2023	By:	/s/ Linda Findley
Linda Findley
President and Chief Executive Officer